UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      October 6, 2015

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendments to Arkansas Leases

As previously disclosed, AdCare Health Systems, Inc. (the “Company”) subleases through its subsidiaries eight skilled nursing facilities located in Arkansas to affiliates of Aria Health Group, LLC (“Aria”) pursuant to separate sublease agreements, dated January 16, 2015, as subsequently amended (each such sublease, an “Aria Sublease”). Another subsidiary of the Company has entered into a sublease agreement, dated July 17, 2015, to sublease an additional skilled nursing facility located in Arkansas to an affiliate of Aria (the “River Valley Sublease”). On October 6, 2015, each of the Aria Subleases and the River Valley Sublease were amended as discussed below. Giving effect to these amendments, the Company’s annual revenues from such subleases, calculated in accordance with generally accepted accounting principles using the straight-line method, are expected to be $6.1 million, or a decrease of approximately $0.3 million from revenues prior to such amendments.

Each of the Aria Subleases was amended to, among other things: (i) reduce the base rent payable pursuant to such sublease, resulting in the aggregate annual base rent under all eight Aria Subleases being reduced from approximately $4.98 million to approximately $4.3 million; (ii) extend the term of such sublease from ten (10) to fifteen (15) years; and (iii) increase the annual rent escalator with respect to such rent (with the rent escalator equal to 2% of the preceding year’s base rent in lease years two and three, 3% of the preceding year’s base rent in lease years four through six and 3.5% of the preceding year’s base rent in lease years seven through fifteen).

The River Valley Sublease was amended to, among other things: (i) extend the commencement date of the sublease to November 1, 2015; (ii) reduce the initial base rent payable pursuant to such sublease from $50,000 to $40,000 per month in year one; (iii) extend the term of the sublease to approximately fifteen (15) years; and (iv) increase the annual rent escalator with respect to such rent (with the base rent in lease year two equal to $50,000 per month and the rent escalator equal to 2% of the preceding year’s base rent in lease year three, 3% of the preceding year’s base rent in lease years four through six and 3.5% of the preceding year’s base rent in lease years seven through fifteen).

Amendment to Promissory Note

As previously disclosed, on July 17, 2015, the Company made a short-term loan to Highlands Arkansas Holdings, LLC, an affiliate of Aria (“HAH”), and, in connection therewith, HAH executed a promissory note in favor of the Company (the “Original Promissory Note”). The Original Promissory Note was amended and restated on August 13, 2015 (the “Replacement Promissory Note”), and the Replacement Promissory Note was amended and restated on August 21, 2015 (the “Second Replacement Promissory Note”). On October 6, 2015, HAH and the Company entered into a first amendment to the Second Replacement Promissory Note to: (i) increase the principal amount thereof from $1,557,000.00 to $1,750,000.00, with the increased principal amount of $193,000,000 to become available to HAH upon the commencement of the River Valley Sublease; (ii) extend the maturity date from September 21, 2015 to October 31, 2015; and (iii) require that HAH pledge certain collateral to the Company. In connection with the foregoing amendment, HAH and the Company entered into a security agreement, dated October 6, 2015, whereby HAH granted the Company a security interest in all tangible and intangible property of HAH and certain of its affiliates, including such parties’ accounts receivable, cash, reimbursement contracts and equipment, as security for payment of the Second Replacement Promissory Note, as amended, and certain other obligations of HAH and its affiliates.

Item 7.01	Regulation FD Disclosure

Riverchase

Sale of Riverchase Village Facility. As previously disclosed, on June 11, 2015, Riverchase Village ADK, LLC (“Riverchase”) entered into an asset purchase agreement with an unrelated third party to sell the Riverchase Village facility, an assisted living facility located in Hoover, Alabama for a purchase price (as subsequently amended) of $6.9 million. Riverchase is a consolidating variable interest entity of the Company which is owned and controlled by Christopher Brogdon, a director and greater than 5% beneficial holder of the Company’s common stock. The sale of Riverchase Village was scheduled to close on or before July 31, 2015, but the closing date was originally extended to August 31, 2015, and was subsequently extended to September 30, 2015. It is the Company's understanding that Riverchase and the unrelated third party are currently in discussions in further amending the asset purchase agreement to provide for a closing on or before November 30, 2015. The sale is subject to the completion of satisfactory due diligence, the receipt of required licenses and other state regulatory approvals, and the satisfaction of other customary closing conditions.

Riverchase Bonds. As previously disclosed, Riverchase financed its acquisition of the Riverchase Village facility using the proceeds of revenue bonds issued by the Medical Clinic Board of the City of Hoover (approximately $5.8 million of First Mortgage Healthcare Facility Revenue Bonds (Series 2010 A) and approximately $0.5 million of First Mortgage Revenue Bonds (Series B) (collectively, the “Riverchase Bonds”)). It has come to the Company’s attention that, on September 3, 2015, the trustee with respect to the Riverchase Bonds (as to which the Company is a guarantor) issued to bondholders an informational notice indicating that certain defaults had occurred with respect to the Riverchase Bonds, including a debt service reserve deficiency of approximately $300,000, failure to pay ad valorem taxes and failure to provide certain financial and other information to the trustee. It is the Company’s understanding that Riverchase is working with the trustee to cure the defaults. No payment demands have been made on the Company under its guaranty, and the Company does not believe that its guaranty will have a material adverse effect on the financial condition of the Company.

Eaglewood

As previously disclosed, in April 2012 a wholly owned subsidiary of the Company entered into a loan agreement with the City of Springfield in the State of Ohio pursuant to which such subsidiary borrowed from the City of Springfield the proceeds from the sale of its Series 2012 Bonds (consisting of approximately $6.6 million in Series 2012A First Mortgage Revenue Bonds and approximately $0.6 million in Taxable Series 2012B First Mortgage Revenue Bonds (collectively, “Eaglewood Bonds”)). The subsidiary’s obligations with respect to the Eaglewood Bonds are secured by the Company’s assisted living facility located in Springfield, Ohio known as Eaglewood Village and guaranteed by the Company. On August 31, 2015, the trustee with respect to the Eaglewood Bonds issued an informational notice to bondholders indicating that certain defaults had occurred with respect to the Eaglewood Bonds, including failure to pay ad valorem taxes and failure to provide certain financial and other information to the trustee. The Company has cured such defaults, and the trustee issued to bondholders on October 5, 2015, another informational notice indicating that the defaults identified in the original notice have been cured.

Important Cautions Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of the Company, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. There is no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2015	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President and Chief Financial Officer

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